                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                    TENDER OF SHARES OF CLASS A COMMON STOCK
        (INCLUDING THE ASSOCIATED CLASS A COMMON STOCK PURCHASE RIGHTS)
                                      AND
                         SHARES OF CLASS B COMMON STOCK
        (INCLUDING THE ASSOCIATED CLASS B COMMON STOCK PURCHASE RIGHTS)
                                       OF
                          BEN & JERRY'S HOMEMADE, INC.
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing (i) shares (the "Class A Shares") of Class A Common Stock, par value $.033 per share ("Class A Common Stock"), of
Ben & Jerry's Homemade, Inc., a Vermont corporation (the "Company"), together with the associated rights (the "Class A Rights") to purchase shares of Class A Common Stock issued pursuant to the Class A Rights Agreement dated as of July 30, 1998, between the Company and American Stock Transfer Trust Company, as amended from time to time (the "Class A Rights Agreement"), or (ii) shares (the "Class B Shares" and, together with the Class A Shares, the "Shares") of
Class B Common Stock, par value $.033 per share (the "Class B Common Stock"), together with the associated rights (together with the Class A Rights, the "Rights") to purchase shares of Class B Common Stock issued pursuant to the Class B Rights Agreement dated as of July 30, 1998, between the Company and American Stock Transfer Trust Company, as amended from time to time (together with the Class A Rights Agreement, the "Rights Agreements"), are not immediately available or if the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). Unless the context otherwise requires all references herein to the Shares shall be deemed to include the Rights, and all references to the Rights include the benefits that may inure to holders of Rights pursuant to the Rights Agreements. This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 2 of the Offer to Purchase.

                                THE DEPOSITARY:

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK

             BY MAIL:                   BY OVERNIGHT COURIER:                BY HAND:
  Morgan Guaranty Trust Company     Morgan Guaranty Trust Company  Morgan Guaranty Trust Company
           of New York                       of New York                    of New York
EquiServe Corporate Reorganization     c/o Colbent Management        c/o Securities Transfer &
         P.O. Box 842007              Corporate Reorganization       Reporting Services, Inc.
      Boston, MA 02284-2007              40 Campanelli Drive       100 William Street, Galleria
                                         Braintree, MA 02184            New York, NY 10038

                                     BY FACSIMILE TRANSMISSION:
                                           (781) 575-4826

                                        CONFIRM BY TELEPHONE:
                                           (781) 575-4816

    DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

    The undersigned hereby tenders to Vermont All Natural Expansion Company, a Vermont corporation (the "Purchaser") and a wholly owned subsidiary of Conopco, Inc. ("Conopco"), a New York corporation indirectly owned 75% by Unilever N.V., a company organized under the laws of The Netherlands, and 25% by Unilever PLC, an English public limited company, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 18, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in
Section 2 of the Offer to Purchase.

------------------------------------------------

  Number of Class A Shares ___________________________________________________
  Number of Class B Shares ___________________________________________________
  Class A Share Certificate Nos. (if available) _
  ____________________________________________________________________________
  Class B Share Certificate Nos. (if available) _
  ____________________________________________________________________________
  (Check box if Shares will be tendered by book-entry transfer)

  / / The Depository Trust Company

      Account
     Number __________________________________________________________________
  Transaction Code No. _______________________________________________________

  Dated ______________________________________________________________________
------------------------------------------------
------------------------------------------------

  Name(s) of
  Record Holder(s) ___________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

                                  Please Print

  Address(es) ________________________________________________________________

  ____________________________________________________________________________

                                                                   (Zip Code)

  Daytime Area Code &
  Tel. No.
  ------------------------------

  Signature(s) _______________________________________________________________

  ____________________________________________________________________________

--------------------------------------------------------------------------------
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)
    The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Guarantee Program or the Stock Exchange Medallion Program hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three trading days (as defined in the Letter of Transmittal) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

------------------------------------------------

  Name of Firm _______________________________________________________________

  Address ____________________________________________________________________

  ____________________________________________________________________________

  ____________________________________________________________________________

                                                                     Zip Code

  Area Code and
  Tel. No.
  ------------------------------

------------------------------------------------
------------------------------------------------

  ____________________________________________________________________________

                              Authorized Signature

  Name _______________________________________________________________________

                              Please Type or Print

   __________________________________________________________________________

                                  Please Print

  Title ______________________________________________________________________

  Dated ______________________________________________________________________

--------------------------------------------------------------------------------

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
      SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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